================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 7, 2002




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



              Delaware                    1-6407                 75-0571592
   (State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
             of incorporation)                               Identification No.)



                     One PEI Center                                18711
             Wilkes-Barre, Pennsylvania                          (Zip Code)
    (Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400















================================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (c) Exhibit No.
       -----------

       99.a Press Release issued by Southern Union Company dated August 7, 2002.

ITEM 9.  REGULATION FD DISCLOSURE

     On August 7, 2002 Southern Union Company (the Company) will release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the quarter and year-ended June 30, 2002 and 2001. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                             Three Months Ended          Twelve Months Ended
                                  June 30,                     June 30,
                           ------------------------    ------------------------
                               2002         2001           2002         2001
                           -----------  -----------    -----------  -----------
                                 (thousands of dollars, except shares and
                                             per share amounts)

Operating revenues......   $   211,477  $   268,352    $ 1,290,185  $ 1,932,813
Cost of gas and other
  energy................      (111,411)    (170,888)      (763,202)  (1,374,750)
Revenue-related taxes...        (7,145)      (6,204)       (47,125)     (68,801)
                           -----------  -----------    -----------  -----------
    Operating margin....        92,921       91,260        479,858      489,262

Operating expenses:
  Operating, mainte-
    nance and general...        59,182       70,619        221,243      239,554
  Business restruc-
    turing charges......        (1,394)          --         31,312           --
  Depreciation and
    amortization........        19,355       22,666         77,176       86,985
  Taxes, other than on
    income and revenues.         5,802        8,570         28,558       29,860
                           -----------  -----------    -----------  -----------
      Total operating
        expenses........        82,945      101,855        358,289      356,399
                           -----------  -----------    -----------  -----------
      Net operating
        revenues........         9,976      (10,595)       121,569      132,863
                           -----------  -----------    -----------  -----------

Other income (expenses):
  Interest..............       (20,733)     (27,747)       (91,725)    (103,519)
  Dividends on preferred
    securities of sub-
    sidiary trust.......        (2,370)      (2,370)        (9,480)      (9,480)
  Other, net............       (12,114)      53,058         14,368       76,819
                           -----------  -----------    -----------  -----------
    Total other income
      (expenses), net...       (35,217)      22,941        (86,837)     (36,180)
                           -----------  -----------    -----------  -----------
    Earnings (loss) be-
      fore income taxes
      (benefit).........       (25,241)      12,346         34,732       96,683
Federal and state income
  taxes (benefit).......       (11,730)       1,211         15,108       40,000
                           -----------  -----------    -----------  -----------
Earnings (loss) before
  cumulative effect of
  change in accounting
  principle.............       (13,511)      11,135         19,624       56,683
Cumulative effect of
  change in accounting
  principle, net of tax.            --           --             --          602
                           -----------  -----------    -----------  -----------
Net earnings (loss)
  available for common
  stock.................   $   (13,511) $    11,135    $    19,624  $    57,285
                           ===========  ===========    ===========  ===========

Diluted earnings (loss)
  per share:
    Before cumulative
      effect of change
      in accounting
      principle.........   $      (.25) $       .19    $       .35  $       .98
    Cumulative effect of
      change in
      accounting prin-
      ciple, net of tax.            --           --             --          .01
                           -----------  -----------    -----------  -----------
                           $      (.25) $       .19    $       .35  $       .99
                           ===========  ===========    ===========  ===========

Weighted average shares
  outstanding - diluted.    53,708,758   58,135,957     56,762,623   57,711,276
                           ===========  ===========    ===========  ===========


           See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                     ASSETS


                                                            June 30,
                                                     --------------------------
                                                         2002           2001
                                                     -----------    -----------

Property, plant and equipment:
  Utility plant, at cost..........................   $ 2,277,605    $ 2,227,495
  Less accumulated depreciation and amortization..      (821,539)      (771,170)
                                                     -----------    -----------
    Net property, plant and equipment.............     1,456,066      1,456,325
                                                     -----------    -----------

Current assets:
  Cash and cash equivalents.......................         3,514          1,219
  Accounts receivable, billed and unbilled, net...       121,024        218,912
  Inventories, principally at average cost........        91,224        106,505
  Deferred gas purchase costs.....................            91         65,171
  Investment securities available for sale........         1,163         29,447
  Prepayments and other...........................         9,698         14,778
                                                     -----------    -----------
    Total current assets..........................       226,714        436,032
                                                     -----------    -----------

Goodwill, net.....................................       713,390        724,620

Deferred charges..................................       209,076        209,644

Investment securities, at cost....................        10,786         19,081

Real estate.......................................            --          2,506

Other.............................................        46,189         41,872
                                                     -----------    -----------

    Total assets..................................   $ 2,662,221    $ 2,890,080
                                                     ===========    ===========



                         CAPITALIZATION AND LIABILITIES

Capitalization:
  Common stockholders' equity.....................   $   692,282    $   721,857
  Preferred stock of subsidiary trust, $25 par....       100,000        100,000
  Long-term debt and capital lease obligation.....     1,082,210      1,329,631
                                                     -----------    -----------
    Total capitalization..........................     1,874,492      2,151,488
                                                     -----------    -----------

Current liabilities:
  Long-term debt due within one year..............       108,203          5,913
  Notes payable...................................       131,800        190,600
  Accounts payable................................        75,839        103,623
  Federal, state and local taxes..................        39,392         32,342
  Accrued dividends on preferred stock of sub-
    sidiary trust.................................         2,370          2,370
  Other...........................................        87,629        103,773
                                                     -----------    -----------
    Total current liabilities.....................       445,233        438,621
                                                     -----------    -----------

Deferred credits and other liabilities............       342,496        299,971
Commitments and contingencies.....................            --             --
                                                     -----------    -----------

  Total capitalization and liabilities............   $ 2,662,221    $ 2,890,080
                                                     ===========    ===========


            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



NOTE 1 -- BASIS OF PRESENTATION:

The condensed consolidated financial statements have been prepared by Southern Union Company (the Company) and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

NOTE 2 -- OTHER INCOME (EXPENSE), NET

Other expense for the three-month period ended June 30, 2002 was $12,114,000 compared with other income of $53,058,000 in 2001. Other expense for the three-month period ended June 30, 2002 includes a non-cash charge of $10,380,000 to reserve for the impairment of the Company's investment in a technology company and $2,994,000 of legal costs associated with ongoing litigation from the unsuccessful acquisition of Southwest Gas Corporation (Southwest). This was partially offset by a gain of $1,203,000 realized through the sale of the propane assets of PG Energy Services Inc. Other income for the three-month period ended June 30, 2001 included $53,219,000 of realized gains on the sale of investment securities and $4,258,000 of interest and dividend income. This was partially offset by $4,389,000 of costs associated with the aforementioned unsuccessful acquisition and related litigation.

Other income for the year-ended June 30, 2002 was $14,368,000 compared with $76,819,000 in 2001. Other income for the year-ended June 30, 2002 includes gains of $17,166,000 generated through the settlement of several interest rate swaps, the recognition of $6,204,000 in previously recorded deferred income related to financial derivative energy trading activity of a wholly-owned subsidiary, a gain of $4,653,000 realized through the sale of marketing contracts held by PG Energy Services Inc., income of $2,369,000 generated from the sale and/or rental of gas-fired equipment and appliances by various operating subsidiaries, a gain of $1,203,000 realized through the sale of the propane assets of PG Energy Services Inc., $1,004,000 of realized gains on the sale of investment securities, and power generation and sales income of $971,000 from PEI Power Corporation. These items were partially offset by an investment reserve of $10,380,000, $9,100,000 of legal costs associated with Southwest, and a $1,500,000 loss on the sale of South Florida Natural Gas, a natural gas division of Southern Union, and Atlantic Gas Corporation, a Florida propane subsidiary of the Company. Other income for the year-ended June 30, 2001 included realized gains on the sale of investment securities of $74,582,000, a $13,532,000 gain on the sale of non-core real estate and $7,643,000 of interest and dividend income. These items were partially offset by $12,855,000 of legal costs associated with Southwest and $5,684,000 of non-cash trading losses.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth certain information regarding the Company's gas utility operations for the quarter- and year-ended June 30, 2002 and 2001:

                                     Three Months             Twelve Months
                                    Ended June 30,            Ended June 30,
                                ----------------------    ----------------------
                                   2002        2001          2002        2001
                                ----------  ----------    ----------  ----------

Average number of gas sales
  customers served:
    Residential...............   1,340,800   1,329,456     1,333,201   1,329,258
    Commercial................     129,995     128,744       128,986     128,477
    Industrial and irrigation.       4,335       4,350         4,266       4,337
    Public authorities and
      other...................       3,219       3,186         3,191       3,172
                                ----------  ----------    ----------  ----------
      Total average customers
        served................   1,478,349   1,465,736     1,469,644   1,465,244
                                ==========  ==========    ==========  ==========

Gas sales in millions of cubic
  feet (MMcf)
    Residential...............      18,942      18,425        91,567     108,026
    Commercial................       7,543       7,551        36,563      43,930
    Industrial and irrigation.       1,212       1,187         4,767       4,958
    Public authorities and
      other...................         439         549         2,660       3,245
                                ----------  ----------    ----------  ----------
      Gas sales billed........      28,136      27,712       135,557     160,159
    Net change in unbilled gas
      sales...................      (8,647)     (8,928)         (375)        165
                                ----------  ----------    ----------  ----------
        Total gas sales.......      19,489      18,784       135,182     160,324
                                ==========  ==========    ==========  ==========

Gas sales revenues (thousands
  of dollars):
    Residential...............  $  176,829  $  211,984    $  844,175  $1,122,584
    Commercial................      58,465      74,839       294,246     418,012
    Industrial and irrigation.       8,795      10,158        35,456      41,744
    Public authorities and
      other...................       2,604       3,779        15,085      26,593
                                ----------  ----------    ----------  ----------
        Gas revenues billed...     246,693     300,760     1,188,962   1,608,933
    Net change in unbilled gas
      sales revenues..........     (55,705)    (95,255)       (6,149)      6,796
                                ----------  ----------    ----------  ----------
        Total gas sales
          revenues............  $  190,988  $  205,505    $1,182,813  $1,615,729
                                ==========  ==========    ==========  ==========

Gas sales revenue per thousand
  cubic feet billed:
    Residential...............  $     9.34  $    11.51    $     9.22  $    10.39
    Commercial................        7.75        9.91          8.05        9.52
    Industrial and irrigation.        7.26        8.56          7.44        8.42
    Public authorities and
      other...................        5.93        6.88          5.67        8.19

Weather:
  Degree days:
    Southern Union Gas service
      territories.............          26          53         1,945       2,380
    Missouri Gas Energy
      service territories.....         413         261         4,419       5,541
    PG Energy service
      territories.............         786         733         5,373       6,621
    New England service
      territories.............         767         728         4,980       5,273

  Percent of 30-year measure:
    Southern Union Gas service
      territories.............         37%         77%           92%        112%
    Missouri Gas Energy
      service territories.....         90%         59%           85%        106%
    PG Energy service
      territories.............        100%         96%           86%        105%
    New England service
      territories.............         95%         90%           85%        102%

Gas transported in millions
  of cubic feet...............      18,706      24,162        83,616      90,503

Gas transportation revenues
  (thousands of dollars)......  $    9,415  $    5,978    $   45,437  $   45,611





The above information does not include the Company's 43% equity ownership in a natural gas distribution company serving 23,000 customers in Piedras Negras, Mexico. Information for Fall River Gas and ProvEnergy, acquired September 28, 2000, and Valley Resources, acquired September 20, 2000, is included since October 1, 2000.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     SOUTHERN UNION COMPANY
                                     ----------------------
                                          (Registrant)



Date   August 7, 2002                By  DAVID J. KVAPIL
      ----------------                   ---------------------------------------
                                         David J. Kvapil
                                         Executive Vice President and
                                         Chief Financial Officer

                                  EXHIBIT INDEX




Exhibit
Number                               Description
-------   ----------------------------------------------------------------------
  99.a    Press Release issued by Southern Union Company dated August 7, 2002

                                                                    EXHIBIT 99.a



02-12
For further information:
Richard N. Marshall
Treasurer & Director of Investor Relations
570.829.8662


                        SOUTHERN UNION COMPANY ANNOUNCES
                          FISCAL YEAR 2002 NET EARNINGS
                       Conference Call & Webcast Scheduled
                       -----------------------------------


     WILKES-BARRE, Pa., (August 7, 2002) - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) announced today that net earnings for the fiscal year ended June 30, 2002, were $19,624,000 ($.35 per common share, diluted for outstanding options and warrants - hereafter referred to as "per share") compared with net earnings of $57,285,000 ($.99 per share) in 2001. Both fiscal year 2002 and 2001 results were significantly affected by certain non-recurring gains and charges, and the effect of a new accounting pronouncement adopted in fiscal 2002. Excluding those items (described below), net earnings for fiscal year 2002 were $33,482,000 ($.59 per share) compared with $23,089,000 ($.39 per share) in 2001. All per share data reflects the 5% common stock dividend distributed on July 15, 2002.

     Fiscal year 2002 results reflect a restructuring charge totaling $17,692,000 ($.31 per share), net of tax, recorded in the first quarter ended September 30, 2001, as well as a non-cash charge of $5,865,000 ($.10 per share), net of tax, recorded in the fourth quarter ended June 30, 2002, to reserve for the impairment of the Company's investment in a technology company. These 2002 charges were partially offset by $9,699,000 ($.17 per share) in after-tax gains generated from the settlement of interest rate swaps, also recorded in the first quarter ended September 30, 2001. Fiscal 2001 results reflect after-tax gains totaling $51,659,000 ($.90 per share) on the sale of non-core real estate and investment holdings. In addition, fiscal 2001 results reflect goodwill amortization of $17,463,000 ($.30 per share) while goodwill amortization ceased in fiscal 2002 as a result of the adoption of a new accounting pronouncement.

     For the quarter ended June 30, 2002, the Company reported a net loss of $13,511,000 ($.25 per share) compared with net earnings of $11,135,000 ($.19 per share) in 2001. Because of the seasonal nature of the natural gas distribution business, Southern Union typically records a fourth quarter loss.

     The quarters ended June 30, 2002 and 2001 also reflect non-recurring items and the impact of the accounting change. Excluding certain non-recurring items (as described above), the net loss for the quarter ended June 30, 2002 was $7,646,000 ($.15 per share), compared with a net loss of $15,353,000 ($.28 per share) in 2001. Included in the results for the quarter ended June 30, 2002 is a non-cash charge of $5,865,000 ($.10 per share), net of tax, related to the investment reserve (as described above). Net earnings for the quarter ended June 30, 2001, included one-time after-tax gains totaling $31,399,000 ($.54 per share) from the sale of investment holdings (as described above), partially offset by goodwill amortization of $4,911,000 ($.08 per share).

     Southern Union Company president and chief operating officer Thomas F. Karam noted, "We have now substantially completed our asset rationalization and we will continue to focus on improving the fundamentals of our core business. Our ability to meet the goals of our Cash Flow Improvement Plan a full quarter ahead of schedule allows us to operate from a more stable platform. Quarter over quarter, results have improved over last year and we intend to continue on a course of earnings growth."

     Announced in July 2001, Southern Union's Cash Flow Improvement Plan was designed to increase annualized pre-tax cash flow from operations by at least $50 million by the end of the fiscal year. The Plan consists of strategies aimed at restructuring the Company's corporate operation, better focusing its operating divisions on meeting their allowed rates of return, and divesting non-core assets, using the proceeds to reduce debt. The Company is continuing its strategic implementation of operating efficiencies and is pursuing the sale of remaining non-core assets.

     Southern Union will host a live Webcast and conference call on Wednesday, August 7, 2002 at 2 p.m. ET (1 p.m. CT) to discuss fourth quarter and annual results and outlook. To participate, visit www.southernunionco.com or call
800.218.0204 approximately ten minutes prior to the start and refer to conference 484983. A replay of the call will be available through August 14, 2002, by dialing 800.405.2236 and entering conference ID 484983#. A replay of the Webcast will also be available for thirty days on Southern Union's Web site.

     The Company expects to file its Form 10-K in late September, with its annual shareholder meeting tentatively scheduled for mid November.

     Southern Union Company is an international energy distribution company serving approximately 1.5 million customers in Texas, Missouri, Pennsylvania, Rhode Island, Massachusetts and Mexico. For more information, visit www.southernunionco.com.





     This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.

     Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisition or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.

Following are the unaudited comparative, summarized financial results of Southern Union Company and Subsidiaries for the three- and twelve-month periods ended June 30, 2002 and 2001 (amounts in thousands except shares and per share amounts):




                              Three months ended           Twelve months ended
                                   June 30,                    June 30, (a)
                            ------------------------    ------------------------
                              2002(b)      2001(c)        2002(b)      2001(c)
                            -----------  -----------    -----------  -----------

Operating revenues.......   $   211,477  $   268,352    $ 1,290,185  $ 1,932,813
                            ===========  ===========    ===========  ===========


Net operating margin (d).   $    92,921  $    91,260    $   479,858  $   489,262
                            ===========  ===========    ===========  ===========

Net earnings (loss)
  available for common
  stock..................   $   (13,511) $    11,135    $    19,624   $   57,285
                            ===========  ===========    ===========   ==========


Net earnings (loss) per
  share (e):
    Basic................   $     (0.25) $      0.20    $      0.36   $     1.05
                            ===========  ===========    ===========   ==========

    Diluted..............   $     (0.25) $      0.19    $      0.35   $      .99
                            ===========  ===========    ===========   ==========


Weighted average shares
  outstanding (e):
    Basic................    53,708,758   55,043,336     53,880,374   54,675,110
                            ===========  ===========    ===========  ===========

    Diluted..............    53,708,758   58,135,957     56,762,623   57,711,276
                            ===========  ===========    ===========  ===========



(a) The Company acquired Providence Energy Corporation and Fall River Gas Company on September 28, 2000, and Valley Resources, Inc. on September 20, 2000 (collectively, now New England Gas Company). These acquisitions were accounted for as a purchase and their respective results of operations have been included in the Company's consolidated results of operations since their respective acquisition dates. The consolidated results of operations of the Company for the periods subsequent to the acquisitions are not comparable to the same periods in prior years.

(b) The three- and twelve-month periods ended June 30, 2002, include a non-cash, after-tax charge of $5,865,000 to reserve for the impairment of the cost of Southern Union's investment in a technology company. The twelve-month period ended June 30, 2002, also includes an after-tax restructuring charge of $17,692,000, the impact of which was partially offset by $9,699,000 in after-tax gains generated from the settlement of several interest rate swaps. Goodwill amortization ceased in fiscal 2002 as a result of the adoption of a new accounting pronouncement.

(c) The three-month period ended June 30, 2001, includes after-tax gains of $31,399,000 from the sale of a portion of Southern Union's investment holdings in Capstone Turbine Corporation, which was partially offset by goodwill amortization of $4,911,000. The twelve-month period ended
     June 30, 2001, includes after tax gains of $7,933,000 and $43,726,000, respectively, from the sale of non-core real estate and investment holdings, as noted above, the impact of which was partially offset by goodwill amortization of $17,463,000.

(d) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(e) All periods have been adjusted for the 5% stock dividend distributed on July 15, 2002.



                                     #####